EMPLOYMENT AGREEMENT

                              Dated August 1, 1999

                                     Between

                         LASER-PACIFIC MEDIA CORPORATION

                                       And

                                 ROBERT McCLAIN

1.       Parties; Date.......................................................1
2.       Recitals............................................................1
3.       Executive's Authorities and Duties..................................2
4.       Term of Employment..................................................2
5.       Termination of Agreement............................................3
6.       Ownership of Intangibles............................................5
7.       Confidential Information............................................5
8.       Compensation and Benefits...........................................5
9.       Indemnification.....................................................8
10.      Entire Agreement............................... ....................8
11.      Applicable Law......................................................8
12.      Legal Fees..........................................................8
13.      Notices.............................................................9

                                 ROBERT MCCLAIN
                              EMPLOYMENT AGREEMENT

1. PARTIES; DATE

         This employment agreement (this "Agreement") is effective as of August 1, 1999 between LASER-PACIFIC MEDIA CORPORATION, INC., a Delaware Corporation (the "Employer"), and ROBERT McCLAIN (the "Executive")

2. RECITALS

         a. ......Executive has acquired special skills and abilities,  and an extensive background in and knowledge of the Employer's business and the industry in which it is engaged .

         b.  ......Employer  desires assurance of the continued  association and services of Executive in order to retain his experience, skills, abilities, background, and knowledge and is therefore willing to engage his services on the terms set forth below.

         c. ......Executive desires to continue in the employ of Employer and is willing to do so on these terms.

THEREFORE, in consideration of these recitals and of the promises and conditions in this Agreement it is agreed:

3. EXECUTIVE'S AUTHORITY AND DUTIES

         Employer shall continue to employ the Executive as the Chief Financial Officer and Secretary during the term of this agreement. Executive shall devote his full time and best efforts as may be necessary to adequately perform his duties under the Agreement. Executive shall perform such duties as assigned to him by the Chief Executive Officer, Chief Operating Officer or Employer's Board of Directors. Executive's services shall be primarily performed in Los Angeles, California, though Executive may be required to travel from time to time in the ordinary course of business.

4. TERM OF EMPLOYMENT

         Subject to the provisions of Paragraph 5 below, Employer shall employ Executive for a term of at least three (3) years, commencing as of August 1, 1999. Upon expiration of the three year term, Executive's term of employment shall be renewed for one additional year unless either party has given the other party one hundred (120) days prior written notice of the termination of this Agreement. For all subsequent years, the term of employment shall be renewed for one additional year unless Employer has given Executive one hundred (120) days prior written notice of termination. In the event Employer terminates this Agreement, Executive shall receive one year's compensation, as provided by
Section 8 of the Agreement, at the current rate at the time of termination of this Agreement to be paid as follows:

(a) In the event of termination of employment, said one year's compensation shall be paid on termination.

(b) In the event of termination of the Agreement, and Executive continues in the employment of Employer, said one year's compensation shall be paid in four (4) installments paid quarterly during the next twelve (12) months.

5. TERMINATION OF AGREEMENT

         a.  ......Employer may terminate this Agreement at any time upon thirty
(30) days prior written notice if Executive (1) is convicted of a felony which in the unanimous opinion of Employer's Board of Directors substantially and materially impairs his capacity to perform his duties under this Agreement, or
(2) is guilty of intentional misconduct which has a material adverse effect upon Employer. (3) discloses confidential information in violation of the Agreement.
(4) willfully breaches this agreement.

         Provided, however, that prior to Executive's termination under subsection 5(a)(2) or 5(a)(4) hereof, Executive shall have 60 days from receipt of written notice from Employer that it proposes to terminate his employment pursuant to subsections 5(a)(2) or 5(a)(4) to (A) cure the alleged breach of his duties or (B) show cause as to why he should not be so terminated.

         b. ......Employers chooses to not renew this Agreement pursuant to
Section 4.

         c. ......If Executive dies during the term of this Agreement, then this
Agreement shall terminate on the last day of the month in which the Executive's death occurs.

         d.  ......If  Employee is disabled for a period of six (6)  consecutive months during the term hereof, then Employer may terminate this Agreement upon written notice given at the expiration of such six month period provided that the disability insurance provided by Section 8(b) of this Agreement is in full force and effect. The definition of "disability" shall be the same as that which qualifies Executive for full disability insurance benefits pursuant to Section 8(b).

         e.  ......This  Agreement  shall not be  terminated by the voluntary or involuntary dissolution of Employer or by any merger after which Employer is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of Employer. In the event of any such merger or transfer of assets, or any similar corporate reorganization, whatever may be its form, the provisions or this Agreement shall be binding on and inure to the benefit, and the obligations of Employer shall be assumed by, the surviving
business   entity  or  the  business  entity  to  which  such  assets  shall  be transferred.

          f. If Executive's employment is terminated by the Company for "cause", the Company shall have no further obligation to the Executive other than the obligation of the Company to pay to the Executive the Base Salary earned by the Executive through the date of termination and not previously paid to Executive, accrued expenses not previously reimbursed and all accrued but unused vacation time.

6. OWNERSHIP OF INTANGIBLES


         All proceeds, inventions, patents, copyrights, and the like relating in any way to Employer's business, which are conceived or developed by Executive, either alone or with others, during the term of this Agreement (except those not related to the Company's business and developed entirely during Employee's own time and without the use of any equipment, supplies, facility or trade secret information of Employer), shall be the sole property of the Employer.

7. CONFIDENTIAL INFORMATION

         In the course of his employment, Executive may have access to confidential information and trade secrets relating to Employer's business and may be required to sign nondisclosures, nonuse or similar agreements. Any such agreements that are current during the term of this Agreement are herein incorporated by reference. Executive shall not materially breach any such agreement.

8. COMPENSATION AND BENEFITS

         As the total consideration for the services which Executive agrees to render, Executive shall receive the following:

         a. An initial base salary of one hundred  eighty-five  thousand dollars
($185,000) for the first year of his employment , with such increases in the base salary for subsequent years as may be determined by the Board of Directors of Employer, less income tax and other applicable withholdings, in weekly installments or in accordance with Employer's regular payroll policies.

         b. A disability insurance policy (and pay all premiums therefore during the Employment Term). Calling for the payment of a benefit amount, for not less than sixty-six and sixty-seven hundredths of a percent (66.67%) of Executive's Compensation set forth in Section 7(a) if Executive becomes disabled for a period of six (6) consecutive months. The policy shall entitle Executive to full benefits if he is unable to perform his duties under this Agreement, regardless of his ability to engage in other employment

         c. Reimbursement of any and all ordinary, necessary, and documented expenses incurred by Employee in the performance of his duties, including, without limitation, entertainment expenses and air fare, taxi, automobile, and other traveling expenses and participation in all company wide executive benefit plans or programs sponsored by Employer including, without limitation, participation in any group health plan and the key executive medical reimbursement plan.

         d. A minimum four week paid vacation per year at such time or times as may be approved by Employer, in accordance with Employer's vacation policy.

         e. An automobile allowance of $16,800 per year to be paid in accordance with Employer's establisher policy, less income tax and other applicable withholdings, which is intended to reimbursement Executive for all cost of operating an automobile including , without limitation, maintenance, repairs, insurance and gasoline. Employer shall not decrease Executives automobile allowance during the term of this Agreement

         f. Reimburse for any otherwise unreimbursed documented medical or dental expenses of Executive or his immediate family, but such reimbursement shall not exceed $ 5,000 for any calendar year during which Executive is employed hereunder.

         g. Any other fringe benefits granted by Employer's Board of Directors in its discretion, which shall include Health Insurance program sponsored by the Employer and a $500,000 term life insurance policy insuring Executives life with the beneficiary of the policy to be determined by Executive.

         h. If Executive shall be absent because of personal injuries or physical or mental illness, Executive shall continue to receive all compensation provided for in this Agreement. Any such compensation may, at Employer's option, be reduced by any amount that Executive receives under 1) disability insurance policies maintained by Employer or 2) governmental programs.

9. INDEMNIFICATION

         Employer shall, to the maximum extent permitted by law and by Employer's Bylaws, indemnify Executive against all expenses, including reasonable attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive's employment by Employer. Employer shall, to the maximum extent permitted by law and by Employer's bylaws, advance to Executive any expenses incurred in defending any such proceeding.

10. ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties, including all prior employment agreements, whether or not fully performed by Executive before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

11. APPLICABLE LAW

This Agreement shall be construed in accordance with the laws of California.

12. LEGAL FEES

Employer agrees to reimburse Executive for reasonable legal fees and expenses incurred by Executive in connection with the legal or equitable enforcement of this Agreement.

13. NOTICES

Any notice to Employer shall be given in writing, either by personal service or by registered or certified mail, postage prepaid, duly addressed to the Chief Executive Officer of Employer at its principal place of business, currently 809
N. Cahuenga, Los Angeles, California 90038. Any such notice to Executive shall be given in a like manner, and if mailed, shall be addressed to Executive at his home address then shown in the files of Employer or other such address as Executive shall provide to Employer from time to time.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed as of the date first above written.

DATED:     August 1,  1999

LASER-PACIFIC MEDIA CORPORATION, INC.
("Employer")




By:      ______________________________
         James R. Parks
         Chief Executive Officer

By:      ______________________________
         Robert McClain ("Executive")
         Chief Financial Officer and Secretary